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List of Subsidiaries of the Company
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The following is a list of Mentor Graphics Corporation operating subsidiaries.
Mentor Graphics has no parent companies.

                                     Subsidiary                                                  Percent Owned
Anacad Electrical Engineering Egypt                                                                  100%

Anacad Electrical Engineering SARL (France)                                                          100%

Antares Corporation                                                                                  100%

Exemplar Logic, Inc.                                                                                 100%

Mentor Graphics (Canada) Ltd.                                                                        100%

Mentor Graphics (Denmark) A/S                                                                        100%

Mentor Graphics (Finland) OY                                                                         100%

Mentor Graphics (France) SARL                                                                        100%

Mentor Graphics (Schweiz) AG Switzerland                                                             100%

Mentor Graphics (Singapore) PTE. LTD.                                                                100%

Mentor Graphics (Taiwan) Co. Ltd.                                                                    100%

Mentor Graphics (United Kingdom) Ltd.                                                                100%

Mentor Graphics Design S.A. (Spain) SA                                                               100%

Mentor Graphics Deutschland (GmBH)                                                                   100%

Mentor Graphics Israel Ltd.                                                                          100%

Mentor Graphics Japan Co. Ltd.                                                                       100%

Mentor Graphics Netherlands  BV                                                                      100%

Mentor Graphics Scandinavia AB                                                                       100%

Mentor Graphics (India) Pvt. Ltd.                                                                    100%

Meta Systems S.A.                                                                                    100%

Microtec Research, Inc.                                                                              100%

Model Technology Inc.                                                                                100%

Open Networks Engineering, Inc.                                                                      100%

Precedence Incorporated                                                                              100%

Seto Software GmbH                                                                                   100%
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